Exhibit 99.1

Letter of Intent to Purchase Therinject LLC by Entest BioMedical Inc.

This letter confirms our understanding of the mutual present intentions of Entest BioMedical Inc. (the "Purchaser") and Therinject LLC (“Company”) and Dr. Steve Josephs (the "Seller") with respect to the principal terms and conditions under which the Purchaser will acquire100% of the  Company. Such transaction is hereinafter referred to as the "Acquisition."

Purchaser, Seller and Company may be referred to collectively as the “Parties”, or individually as “Party”.

The Parties hereto acknowledge that this letter does not contain all matters upon which an agreement must be reached in order for the Acquisition to be consummated.  Further, among other conditions specified herein or otherwise agreed to by the parties, the obligations of the parties hereto to consummate the Acquisition are subject to the negotiation and execution of the Purchase Agreement referred to in Section 3 below.

Other than the covenants in Sections 6, 7, 8 and 9 of this Letter of Intent (“Letter”), this Letter is not binding upon the Purchaser, the Company or the Seller, and the Acquisition is subject to the negotiation and execution of a definitive acquisition agreement between the Purchaser, Company and Seller.

1.        Purchase of Company.  At the closing (the "Closing"), subject to the satisfaction of all conditions precedent contained in the Purchase Agreement (as defined in Section 3), the Purchaser will purchase from the Seller and the Seller will sell to the Purchaser, all of the outstanding ownership interests of the Company, free and clear of any liens, charges, restrictions or encumbrances thereon (the "Seller Shares").

2.         Purchase Price.  The purchase price for the Seller Shares is to be mutually agreed to after a complete due diligence review of the Company’s assets.

3.         Definitive Agreement.  The Purchaser and the Seller hereby agree to use reasonable diligence to commence good faith negotiations in order to execute and deliver a definitive purchase agreement relating to the Acquisition (the "Purchase Agreement") acceptable to parties hereto on or prior to November 12, 2009.  All terms and conditions concerning the Acquisition shall be stated in the Purchase Agreement, including without limitation, representations, warranties, covenants and indemnities that are usual and customary in a transaction of this nature as such may be mutually agreed upon between the parties.  Subject to the satisfaction of all conditions precedent contained in the Purchase Agreement, the Closing is anticipated to take place no later than November 12, 2009 or as soon thereafter as possible.

4. Representations and Warranties.  It is anticipated that the Purchase Agreement will contain representations and warranties customary to transactions of this type, including without limitation, representations and warranties by the Seller and the Company regarding:

(a) the accuracy and completeness of the Company's financial statements from inception; (b) disclosure of all the Company's contracts, commitments and liabilities, direct or contingent; (c) the physical condition, suitability, ownership and absence of liens, claims and other adverse interests with respect to the Company's assets (d) Seller's ownership of the Seller Shares  free of liens, claims other adverse interests (e) absence of liabilities with respect to the Company, other than as set forth in a balance sheet dated as of a date to be mutually determined; (f) the absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company; (g) absence of pending or threatened material litigation, investigations or other matters affecting the Acquisition; (h) the Company's compliance with laws and regulations applicable to its business and obtaining all licenses and permits required for its business; (i) a complete and accurate accounting as to any and all royalty payments paid to or from and/or payable to of from the Company as of a date to be mutually determined (j) a complete and accurate disclosure regarding the legal and ownership status of any and all intellectual property (including, but not limited to pending patents and trade secrets ) belonging to the Company   and (i) the due incorporation, organization, valid existence, good standing and capitalization of the Company.

5.         Conditions to Consummation of the Acquisition.  It is anticipated that the respective obligations of the parties with respect to the Acquisition shall be subject to satisfaction of the following pre closing conditions:

(a) execution of the Purchase Agreement by all parties;

(b)  the obtaining of all requisite  authorizations and consents;

(c) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company;

(d) absence of pending or threatened litigation, investigations or other matters affecting the Seller (if applicable) , Company or the Acquisition;

(e) satisfactory completion by the Purchaser of a due diligence investigation of the Company;

(f) confirmation that the representations and warranties of the Seller and the Company are true and accurate in all respects;

(g) The Company having entered into Employment Agreements with key persons deemed necessary to the business and prospects of the Company in the determination of the Purchaser upon Terms and Conditions acceptable to the Purchaser  and the Company not being party to any binding agreements (for employment or otherwise)  the Terms and Conditions of which are not  acceptable to the Purchaser

(h) The appointment of David R. Koos and any nominees of David R. Koos as Directors of the Company subsequent to the Acquisition.

(i) The preparation, in accordance with GAAP,  of financial statements, such financial statements to be  current as of the last completed quarter and the  audit of any financial statements of the Company which may be required to be audited in order that the Acquisition may be completed in accordance with applicable law

(j) The Company shall not have outstanding any dilutive securities including, but not limited to, warrants, options, convertible equities or convertible debt.

6.         Access to Company and the Purchaser.  The Company will give the Purchaser and its representative’s full access to any personnel and all properties, documents, contracts, books, records and operations of the Company relating to its business.  The Company will furnish the Purchaser with copies of documents and with such other information as the Purchaser may request including, but not limited to, documents and information regarding:

(i) Royalties paid to or paid by the Company and Royalties payable to or payable by the Company

(ii) Compensation paid or payable by the Company to directors and officers

(iii) All documentation and information regarding intellectual property (including, but not limited to pending patents and trade secrets) belonging to the Company and the regulatory and ownership status thereof, including any Office Actions by the US Patent and Trademark Office

(iv) All agreements (including employment and consulting) to which the Company is party

(v) All financial statements, budgets and/or forecasts prepared by the Company.

(v) All accounting records of the Company including books of original entry and any supporting documentation.

7.        Termination, Confidential Information. If any Party fails to negotiate in good faith, or if each Party hereto has not entered into the Purchase Agreement by November 12, 2009, then any obligation to negotiate and prepare the Purchase Agreement or otherwise deal with any other Party to this Letter, including the provisions of Section 6, shall immediately terminate.

Because the Parties confirm and agree that they would not disclose any information to each other if they were not anticipating entering into the Acquisition:

A.  “Confidential Information” is agreed to mean any and all information delivered orally, in writing, or by any other means, by one Party to the other unless specifically excluded by items (i) through (iii), below. Confidential Information specifically includes, without limitation, information related to product or service concepts, designs or plans; business plans; product, market, technical or other research; the identities of actual or potential employees, consultants, or other persons providing services to the disclosing Party; the identities of actual or potential customers, financing sources, joint venture partners, suppliers/licensors/ or other persons or entities associated or affiliated with the disclosing Party; the nature of expected or existing markets for the products or services; and any other marketing, financial or other confidential information of the disclosing Party. The only information disclosed by one Party to the other that shall not be deemed to be Confidential Information is information which: (i) prior to or after the time of disclosure becomes part of the public knowledge or literature other than as a result of any breach of this agreement by the receiving Party, (ii) is in the possession of the receiving Party at the time of disclosure as shown by the receiving Party’s records prior to the time of disclosure, or (iii) is agreed by the disclosing Party, in writing, not to constitute Confidential Information for purposes of this Agreement.

B.  Each Party agrees not to use any Confidential Information disclosed to it by the other Party for any purpose other than to carry out discussions concerning, and the undertaking of, the Acquisition and not for its separate purposes. Neither Party will disclose any Confidential Information of the other Party to any third Party or to any employees of the receiving Party who are not required to have the Confidential Information in order to proceed with discussions regarding the proposed business relationship. Each Party agrees to require their employees, to whom Confidential Information of the other Party is disclosed, to sign a nondisclosure agreement providing no less protection to the disclosing Party than is provided, directly, by this Agreement. Each Party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other Party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include, but not be limited to, the highest degree of care that the receiving Party utilizes to protect its own Confidential Information. Each Party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing Party which may come to the receiving Party’s attention. In the event that either Party is required to disclose Confidential Information of the other pursuant to a court order or other requirement, such disclosure may only be made if the other Party is notified sufficiently in advance of such disclosure so that it may seek a protective order (or equivalent) with respect to such disclosure with which the other Party shall fully comply.

C.  Return of Materials. Any media containing Confidential Information furnished by one Party to the other will be promptly returned by the receiving Party, accompanied by all copies thereof (together, the “Materials”), within five (5) days after: (i) discussions regarding the proposed Acquisition have terminated

8. DISCLAIMER OF LIABILITIES.  Except for breach of any confidentiality provisions hereof, no Party to this Letter shall have any liability to any other Party for any liabilities, losses, damages (whether special, incidental or consequential), costs, or expenses incurred by the Party in the event the negotiations among the parties are terminated as provided in  Section 8. Except to the extent otherwise provided in any definitive agreement entered into by the Parties, each Party shall be solely responsible for its own expenses, legal fees and consulting fees related to the negotiations described in this Letter, whether or not any of the transactions contemplated in this Letter are consummated.

9. VENUE, CHOICE OF LAW. The terms and conditions of this Letter shall be governed by and construed in accordance with the laws of the State of California, without reference to its choice of law rules.

Any action arising as a result of this Letter shall be brought in the state courts located in San Diego County, State of California.

Entest BioMedical Inc.	Dr. Steven Josephs
/s/ David R. Koos	/s/ Steven Josephs
By David Koos	Therinject LLC
Its CEO
Date: 10/21/2009	Date:10/21/2009